UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

MEDIZONE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)

(269) 202-5020
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On January 31, 2018 (the “Closing Date”), Medizone International, Inc., a Nevada corporation (the “Company”), entered into identical securities purchase agreements (the “Securities Purchase Agreements”) with specialized investment firms L2 Capital, LLC, a Kansas limited liability company (“L2”) and SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company which is managed by New York-based Sea Otter Global Ventures, LLC (“SBI” and together with L2, collectively, the “Investors”), pursuant to which the Company issued to the Investors identical unsecured convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $285,000. The Notes accrue interest (payable at maturity of the Notes) at a rate of 8% per annum and mature six months from the issue date. The Notes were issued with original issue discount of $17,500 and $10,000 was subtracted from the proceeds paid to Medizone to reimburse the Investors for their legal fees in connection with the preparation of the Notes and the related investment agreements. Accordingly, the net proceeds received by Medizone for each Note was $125,000. The Notes are convertible at any time at the option of the Investors into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $0.05 per share, which conversion price is subject to adjustment upon the occurrence of certain events of default with respect to the Notes. The Company may prepay the amount outstanding under either Note at any time by making a payment to the holder of an amount in cash equal to 130% multiplied by the total outstanding amount owed under the Note at such time of repayment. The Investor may convert the Note in whole or in part at any time after it has been called for redemption.
In connection with the issuance of the Notes, each Investor also received a warrant (collectively, the “Warrants”) to purchase 2,833,168 shares of Common Stock. The Warrants are immediately exercisable and may be exercised at any time prior to 5:00 p.m. Eastern Standard Time on the date that is the five-year anniversary of their issuance. The exercise price per share of the Warrants is equal to 110% multiplied by the closing bid price of the Common Stock on the issuance date, which was $0.0379 per share. The Warrants include a cashless net exercise provision whereby the holder can elect to receive shares equal to the value of the Warrants minus the fair market value of shares being surrendered to pay for the exercise. The Warrants contain customary anti-dilution provisions.
Also on the Closing Date, the Company entered into that certain Equity Purchase Agreement with the Investors (the “Purchase Agreement”), pursuant to which Investors committed to purchase (the “Financing”) in the aggregate, up to $10,000,000 of value of the Company’s Common Stock. On the Closing Date, the Company issued 4,087,193 shares of Common Stock (the “Commitment Shares”) to each Investor as a commitment fee with respect to the Financing. The Commitment Shares were earned in full upon the execution of the Purchase Agreement, and the ownership of the Commitment Shares by the Investors is not contingent upon any other event or condition, including but not limited to the effectiveness of the Registration Statement (as defined below) or the Company’s sale of any shares of Common Stock to the Investors pursuant to the Purchase Agreement. In connection with the Financing, the Company and the Investors also entered into a Registration Rights Agreement.
Pursuant to the Financing, upon filing and effectiveness of a registration statement on Form S-1 (the “Registration Statement”) and provided other closing conditions are met, the Company shall have the right, but not the obligation, to direct the Investors to purchase shares of the Company’s Common Stock (the “Put Shares”) (i) in a minimum amount of not less than $20,000 and (ii) in a maximum amount of $1,000,000, provided that the number of Put Shares shall not exceed 300% of the average daily trading volume in the 10 trading days immediately preceding a Put Notice (as defined below). At any time, and from time to time during the term of the Purchase Agreement (the “Commitment Period”), the Company may deliver a notice to the Investors (the “Put Notice”) and shall deliver the Put Shares to Investors via DWAC within one trading day. The Purchase Price for the Put Shares is 85% of the lowest traded price (as reported by Bloomberg Finance L.P.) during the five trading days immediately following the date the Investors receive the Put Shares via DWAC associated with the applicable Put Notice (the “Valuation Period”). The closing of a Put Notice shall occur within one trading day following the end of the respective Valuation Period, whereby (i) the Investors shall deliver the investment amount to the Company by wire transfer of immediately available funds and (ii) the Investors shall return surplus Put Shares if the value of the Put Shares delivered to the Investors causes the Company to exceed the maximum commitment amount. The Company shall not deliver another Put Notice to the Investors within seven trading days of a prior Put Notice.

The right of the Company to issue and sell the Put Shares to the Investors is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) an effective Registration Statement for resale by the Investors of the Put Shares and Commitment Shares, (ii) the accuracy of the Company’s representations and warranties, (iii) the Company’s performance of its obligations under the Purchase Agreement in all material respects, (iv) no suspension of trading or delisting of the Common Stock, (v) limitation of Investor’s beneficial ownership to no more than 9.99%, (vi) the Company’s maintaining its DWAC-eligible status, (vii) the Company maintaining a sufficient share reserve, and (viii) the minimum pricing for the Put Shares in the five trading days immediately preceding the respective Put Date exceeding $0.01.
The obligation of the Investors to purchase Common Stock from the Company will expire (the “Commitment Period”) on the earlier of (i) the date on which the Investors shall have purchased $10,000,000 value of shares of Common Stock from the Company pursuant to the Financing, (ii) January 31, 2021, or (iii) upon the Company’s provision of written notice to the Investors that it elects to terminate the Financing. Neither the Investors, nor any affiliate of the Investors acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the date hereof to the end of the Commitment Period.
Pursuant to the terms of the Registration Rights Agreement, the Company must file the Registration Statement which relates to the resale by the Investors of the Put Shares and Commitment Shares by March 16, 2018.
On the Closing Date, the Company reserved 64,725,377 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Notes, the Warrants and the Financing.
In connection with the financing transactions described above, on January 31, 2018, L2 and SBI entered into that certain Trading Agreement (“Trading Agreement”) pursuant to which each of L2 and SBI agreed, as parties to the Trading Agreement, to establish a plan for the orderly trading of the shares of Common Stock acquired from the Company under the Equity Purchase Agreement (the “Purchase Shares”). Among other things, the plan to be established under the Trading Agreement will require that (i) the Purchase Shares be held by a designated brokerage firm (“Broker”) for the account of L2 and SBI pursuant to an account agreement, (ii) the parties will direct the Broker to execute trades of the Purchase Shares, from time to time, one order in each instance (each, an “Order”); (iii) upon the execution of any Order, any and all proceeds resulting from the same shall be distributed 50% to L2 and 50% to SBI.
The foregoing summary description of the terms of the documents (collectively, the “Transaction Documents”) pursuant to which the transactions described above were consummated on January 31, 2018, may not contain all information that is of interest to the reader. For further information regarding the terms of the Transaction Documents, reference is made to such Transaction Documents, which are filed hereto as Exhibits 10.1 – 10.9, and which are incorporated herein by this reference.
Item 3.02          Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The issuance of the Commitment Shares, the Warrants and the issuance of the shares of the Company’s Common Stock upon exercise of the Warrants and the issuance of shares of Common Stock in connection with the Financing are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.
Item 8.01          Other Events.
The Company incorporates by reference herein the Press Release (attached as Exhibit 99.1) announcing the closing of the transactions described above.

Item 9.01          Financing Statements and Exhibits.
(d)  Exhibits

10.1         Securities Purchase Agreement, dated January 31, 2018, by and between the Company and L2 Capital, LLC.
10.2	Securities Purchase Agreement, dated January 31, 2018, by and between the Company and SBI Investments LLC, 2014-1
10.3	Convertible Promissory Note, dated January 31, 2018, made by the Company in favor of L2 Capital, LLC.
10.4	Convertible Promissory Note, dated January 31, 2018, made by the Company in favor of SBI Investments LLC, 2014-1
10.5	Common Stock Purchase Warrant, dated January 31, 2018, by and between the Company and L2 Capital LLC.
10.6	Common Stock Purchase Warrant, dated January 31, 2018, by and between the Company and SBI Investments LLC, 2014-1
10.7	Equity Purchase Agreement, dated January 31, 2018, by and between the Company and the Investors
10.8	Registration Rights Agreement, dated January 31, 2018, by and between the Company and the Investors
10.9	Trading Agreement, dated January 31, 2018, by and between L2 Capital LLC and SBI Investments LLC, 2014-1
99.1	Press Release dated January 31, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2018

MEDIZONE INTERNATIONAL, INC.

By: /s/ David A. Dodd Chief Executive Officer

Exhibit Index

10.1         Securities Purchase Agreement, dated January 31, 2018, by and between the Company and L2 Capital, LLC.
10.2	Securities Purchase Agreement, dated January 31, 2018, by and between the Company and SBI Investments LLC, 2014-1
10.3	Convertible Promissory Note, dated January 31, 2018, made by the Company in favor of L2 Capital, LLC.
10.4	Convertible Promissory Note, dated January 31, 2018, made by the Company in favor of SBI Investments LLC, 2014-1
10.5	Common Stock Purchase Warrant, dated January 31, 2018, by and between the Company and L2 Capital LLC.
10.6	Common Stock Purchase Warrant, dated January 31, 2018, by and between the Company and SBI Investments LLC, 2014-1
10.7	Equity Purchase Agreement, dated January 31, 2018, by and between the Company and the Investors
10.8	Registration Rights Agreement, dated January 31, 2018, by and between the Company and the Investors
10.9	Trading Agreement, dated January 31, 2018, by and between L2 Capital LLC and SBI Investments LLC, 2014-1
99.1	Press Release dated January 31, 2018